                             STATEMENT OF RESOLUTION

                 ESTABLISHING AND DESIGNATING A SERIES OF SHARES

                                       OF

                           GULFWEST OIL amp; GAS COMPANY

               Series A Preferred Stock, par value $.01 per share

     Pursuant  to  the   provisions  of  Article  2.13  of  the  Texas  Business
Corporation Act and pursuant to Article 4.1 of its Articles of Incorporation, as amended,  the  undersigned,  GulfWest Oil amp; Gas Company (the "Company")  -------
hereby  submits the  following  statement for the purposes of  establishing  and designating a series of shares and fixing and  determining  the relative  rights and preferences thereof:

     FIRST: The name of the Company is GulfWest Oil & Gas Company

     SECOND: The following  resolution  establishing and designating a series of shares and fixing and determining  the relative  rights and preferences  thereof was duly adopted by the Board of Directors of the Company on April 21, 2004:

     "RESOLVED,  by the Board of Directors  (the  "Board") of the Company,  that pursuant to authority  expressly ----- granted to and vested in the Board by the provisions  of the Articles of  Incorporation  of the  Company,  as amended (the
"Articles of Incorporation"),  the Board hereby creates a series of the class of authorized Preferred Stock, -------------------------- par value $.01 per share, of the  Company,  and  authorizes  the  issuance  thereof,  and hereby fixes the designation and amount thereof and the voting powers,  preferences and relative, participating,  optional and other special  rights of the shares of such series, and the qualifications, limitations or restrictions of such series, as set forth below;

     RESOLVED FURTHER,  that such provisions  supercede any prior certificate of designation  filed by the Company  with the  Secretary  of State of the State of
Texas with  respect to such series of the class of  Preferred  Stock  authorized hereby.

     1.  Designation  and Number of  Shares.  The  designation  of the Series of
Preferred  Stock  authorized  hereby shall be Series A  Cumulative  Exchangeable
Preferred Stock ("Series A Preferred Stock") with a par value of $.01 per share.
The number of shares of Series A Preferred Stock shall be 10,000.

     2.  Subordination.  The  Company  is a party to that  certain  Amended  and
Restated Credit Agreement dated as of April 29, 2004, among the Company, each of the  Lenders  from time to time  party  thereto,  and  Highbridge/Zwirn  Special
Opportunities  Fund L.P. as  administrative  agent for the Lenders  (the "Credit
Agreement").  The Series A Preferred Stock is hereby  expressly  subordinated to the  prior  payment  in full of all  amounts  that may be owed from time to time under the Credit Agreement and any indebtedness  that replaces or refinances the indebtedness under the Credit Agreement (collectively,  the "Senior Debt"). Such subordination  is for the  benefit of the  holders of the Senior Debt and may be enforced  against the Company and the holders of the Series A Preferred Stock by the holders of the Senior Debt. No dividends shall be paid to the holders of the
Series A  Preferred  Stock  until the  Senior  Debt has been paid in full or the holders of the Senior Debt provide  their written  consent.  Upon any payment or distribution  of assets  of the  Company  in  connection  with any  dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership  proceedings or upon an assignment for the benefit of creditors or any other  marshalling of assets and  liabilities of the Company or otherwise,  the  holders of all Senior  Debt shall  first be entitled to receive payment in full in cash in accordance  with the terms of such Senior Debt of all obligations  with respect  thereto  before the holders of the Series A Preferred
Stock shall be entitled  to receive  any  payment  with  respect to the Series A
Preferred  Stock.  Such  subordination  and  restriction on payment of dividends shall not  represent  an event of default with respect to the Series A Preferred
Stock.

     3. Dividends.

     3.1 Rate. The dividend rate for each share of the Series A Preferred  Stock shall be $45.00  per  share  per  annum.  Dividends  on  shares of the  Series A
Preferred Stock shall be cumulative,  accruing,  without interest, from the date of original issuance of the Series A Preferred Stock (the "Original Issue Date")
through the date of exchange thereof, and shall be payable quarterly in arrears, as  declared  by the Board out of funds  legally  available  for the  payment of dividends,  except that no dividends  can be paid until the Senior Debt has been paid in full or the holders of the Senior Debt provide  their  written  consent.
Thereafter, payments will be due fifteen days following the end of the Company's fiscal  quarter,  except  that if such date is not a  Business  Day (as  defined below), then the Dividend Payment date shall be payable on the first immediately succeeding  business day (a "Dividend Payment Date") to holders of record of the
Series A Preferred Stock as they appear on the Company's stock records as of the date 15 days prior to the Dividend Payment Date (the "Record Date"). No interest shall be payable with respect to any dividend payment that may be in arrears. As used herein,  "Business Day" shall mean any day except  Saturday,  Sunday or any day on which banking  institutions  are legally  authorized to close in Houston,
Texas.  If the Company is in arrears for payment of dividends over two quarters, it will  cause  its  Parent  and Sole  Shareholder  (the  "Parent")  to issue an aggregate of 200,000 shares of the Parent's Common Stock per delinquent  quarter to the holders of the Series A Preferred Stock, on a pro rata basis.

     3.2 Rank.  Subject to the  Subordination in Section 1 hereof,  the Series A
Preferred  Stock shall rank as to dividends (i) senior to the  Company's  Common
Stock (the "Common  Stock") and any other class or series of capital  stock that by its express  terms  provides  that it ranks  junior to the Series A Preferred
Stock as to dividends or that does not  expressly  provide for any ranking as to dividends  and (ii) on parity  with any other  class or series of capital  stock that by its express  terms  provides its ranks on a parity with other classes of
preferred   stock  of  the  Company  as  to  payments  of   dividends   ("Parity
Securities").  Such dividends  shall first be payable in preference and priority of any payment of any cash dividend on any stock ranking  junior to the Series A
Preferred Stock, including without limitation the share of the Common Stock.

     4. Preference. Subject to the Subordination in Section 1 hereof, the rights of the Series A Preferred  Stock are of equal  preference  to other  outstanding preferred stock of the Company  regarding  payment of dividends and liquidation.
As long as the Series A Preferred  Stock is  outstanding,  the Company  will not issue additional  preferred stock with greater  preference  regarding payment of dividends or liquidation. No distribution shall be declared or paid or set apart for  payment  on any stock  ranking,  as to  dividends,  junior to the  Series A
Preferred Stock,  including  without  limitation the shares of the Common Stock, for any period unless full cumulative  dividends have been or  contemporaneously are declared and paid on the Series A Preferred  Stock for all dividend  payment periods  terminating on or prior to the date of payment of the  distribution  on such  junior  stock;  provided  that  the  foregoing  restriction  shall  not be applicable  to dividends  payable in Common Stock to the holders of Common Stock in connection with any stock split.

     5. Retirement of Shares.  Shares of Series A Preferred Stock that have been issued and have been  exchanged or reacquired in any manner by the Company shall be retired  and not  reissued  and shall  resume the  status of  authorized  but unissued and non-designated shares of preferred stock of the Company.

     6. Voting.  Subject to the Subordination in Section 1 hereof, each share of
Series A  Preferred  Stock  shall  have one (1) vote and the  following  matters require the approval of holders of two-thirds  of the Series A Preferred  Stock:
(i) the  creation,  authorization  or issuance  of any capital  stock that ranks senior to the Series A Preferred Stock as to dividends or liquidation  payments;
(ii)  increasing  the authorized  number of shares of Series A Preferred  Stock;
(iii)  increasing the indebtedness of the Company to exceed $26 million dollars, except in the normal  course of  business;  or (iv) the  amendment,  alteration, repeal or waiver of any provision of the bylaws,  the Articles of  Incorporation or this  Certificate of Designation so as to adversely  affect the  preferences, rights and powers of the Series A Preferred  Stock.  Except as provided above or as  required by law,  the  holders of the Series A Preferred  Stock shall not be entitled to vote on any matter  submitted to the vote of the shareholders of the
Company.

     7.  Liquidation.  Subject to the  Subordination  in  Section 1 hereof,  the holders  of the  Series  A  Preferred  Stock  shall,  in  case of  voluntary  or involuntary  liquidation,  dissolution  or  winding  up of  the  affairs  of the
Company,  be  entitled  to  receive  in full out of the  assets of the  Company, including its capital,  before any amount shall be paid or distributed among the holders of the  Company's  Common Stock or other  capital  stock  designated  as junior to the Series A Preferred Stock with respect to  liquidation,  the amount of $500 per share of Series A Preferred Stock plus all accrued and undeclared or unpaid  dividends.  If, upon any  liquidation,  dissolution or winding up of the
Company,  the assets of the Company, or proceeds thereof,  distributed among the holders  of shares  of Series A  Preferred  Stock and the  holder of all  Parity
Securities  shall be  insufficient  to pay in full the  respective  preferential amounts on shares of Series A Preferred  Stock and all Parity  Securities,  then such assets, or the proceeds  thereof,  shall be distributed among the holder of
Series A  Preferred  Stock and the  holders  of  Parity  Securities  ratably  in accordance  with the respective  amounts that would be payable on such shares if all amounts payable thereon were paid in full.  After payment of the full amount of the  liquidation  preference to which the holders of Series A Preferred Stock are entitled,  such holders will not be entitled to any further participation in any  distribution  of assets of the Company.  For the purpose of this Section 7,

none of the  merger  or  consolidation  of the  Company  into  or  with  another corporation or the merger or consolidation of any other corporation into or with the  Company  shall be  deemed to be a  voluntary  or  involuntary  liquidation, dissolution, or winding-up of the Company.

     8. Exchange for Common  Stock.  The Company shall cause its Parent to agree to exchange  the Series A Preferred  Stock for its Common  Stock (the  "Exchange
Common  Stock"),  under  certain  terms  and  conditions  contained  in a letter agreement  (the  "Letter  Agreement"),  at any time by the  holder by  providing written notice (the "Exchange  Notice") to the Company of the holder's  election to  exchange  any or all of the  shares  of the  Series A  Preferred  Stock  for
Exchange  Common  Stock.  The shares of Exchange  Common Stock to be issued upon exchange shall be issued by the Parent once the holder of the Series A Preferred
Stock to be exchanged tenders the certificates  evidencing such shares of Series
A Preferred Stock to the Company for cancellation.

          8.1 Exchange  Price.  Each share of Series A Preferred  Stock shall be exchangeable in accordance with this Section 8 into the number of shares of
     Exchange Common Stock that results from dividing the liquidation  value for
     Series A Preferred Stock (including the stated  liquidation  preference and accrued but unpaid  dividends) by the exchange price for Series A Preferred
     Stock that is in effect at the time of exchange (the "Exchange Price"). The initial  Exchange Price for the Series A Preferred  Stock shall be $.35 per share.  The Exchange Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below.

          8.2 Adjustment Upon Exchange Common Stock Event. Upon the happening of an Exchange Common Stock Event (as hereinafter defined), the Exchange Price of the Series A Preferred Stock shall, simultaneously with the happening of such Exchange  Common Stock Event,  be adjusted by multiplying the Exchange
     Price of  Series A  Preferred  Stock in  effect  immediately  prior to such
     Exchange Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Common Stock issued and outstanding  immediately prior to such Exchange Common Stock Event, and (b) the denominator of which shall  be the  number  of  shares  of  Exchange  Common  Stock  issued  and outstanding  immediately  after such Exchange  Common Stock Event,  and the product so obtained  shall  thereafter  be the Exchange  Price for Series A
     Preferred  Stock.  The Exchange Price for Series A Preferred Stock shall be adjusted in the same manner upon the happening of each subsequent  Exchange
     Common Stock Event. As used herein,  the term "Exchange Common Stock Event"
     means,  Subject to the Subordination in Section 1 hereof,  (i) the issue by the Parent of additional  shares of its Common Stock as a dividend or other distribution  on its  outstanding  Common Stock,  (ii) a subdivision of the outstanding  shares of its Common Stock into a greater  number of shares of
     Common Stock or (iii) a combination of the outstanding shares of its Common
     Stock into a smaller number of shares of Common Stock.

          8.3 Adjustment for Other Dividends and  Distributions.  Subject to the
     Subordination  in  Section  1  hereof,  if at any time or from time to time after the Original Issue Date the Parent pays a dividend or makes any other distribution  to the holders of its Common Stock payable in its  securities other  than  shares of  Exchange  Common  Stock,  then in each  such  event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon exchange thereof, in addition to the number of shares of
     Exchange  Common Stock  receivable  upon  exchange  thereof,  the amount of securities  of the Company that they would have received had their Series A
     Preferred  Stock been exchanged  into Exchange  Common Stock on the date of such event (or such record date, as  applicable)  and had they  thereafter, during the  period  from the date of such event (or such  record  date,  as applicable)  to and including the exchange date,  retained such  securities receivable  by them as aforesaid  during such period,  subject to all other adjustments called for during such period under this Section 8 with respect to the  rights  of the  holders  of the  Series A  Preferred  Stock or with respect to such other securities by their terms.

          8.4 Adjustment for Reclassification,  Exchange and Substitution. If at
     any time or from time to time after the  Original  Issue  Date,  the Common
     Stock issuable upon the exchange of the Series A Preferred Stock is changed into the same or a  different  number of shares of any class or  classes of stock,  whether by  recapitalization,  reclassification or otherwise (other than by an Exchange Common Stock Event or a stock dividend, reorganization, merger,  consolidation  or sale of assets  provided  for  elsewhere in this
     Section 8), then in any such event each holder of Series A Preferred  Stock shall have the right  thereafter to exchange such Series A Preferred  Stock into  the kind and  amount  of stock  and  other  securities  and  property receivable upon such recapitalization,  reclassification or other change by holders of the number of shares of  Exchange  Common  Stock into which such shares of Series A Preferred could have been exchanged immediately prior to such  recapitalization,  reclassification or change, all subject to further adjustment as provided  herein or with respect to such other  securities or property by the terms thereof.

          8.5   Certificate  of   Adjustment.   In  case  of  an  adjustment  or
     readjustment  of the  Exchange  Price for  Series A  Preferred  Stock,  the
     Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or  readjustment  in accordance with the provisions  hereof and prepare a  certificate  showing such  adjustment or  readjustment,  and shall mail such certificate,  by first class mail, postage prepaid, to each registered  holder of the Series A Preferred Stock at the holder's  address as shown in the Company's books.

          8.6 Dilution or Impairments. Subject to the Subordination in Section 1
     hereof,  the  Company  and  the  Parent  will  not,  by  amendment  of  the certificate  or articles of  incorporation  or through any  reorganization, transfer of assets,  consolidation,  merger, dissolution,  issue or sale of securities or any other voluntary  action,  intentionally  avoid or seek to avoid the observance or performance of any of the terms hereunder, but will at all times in good faith assist in the carrying out of all such terms and in the  taking  of all  such  action  as may be  necessary  or  appropriate hereunder. Without limiting the generality of the foregoing, the Parent:

               (a) shall at all times  reserve  and keep  available,  solely for issuance  and  delivery  upon the  exchange  of the Series A Preferred
          Stock,  all shares of the Common Stock from time to time issuable upon such exchange; and

               (b) will take all such action as may be necessary or  appropriate in order that the Company may validly and legally issue fully paid and nonassesable  shares of Common Stock upon the exchange of the Series A
          Preferred Stock from time to time outstanding.

          8.7 Fractional  Shares.  No fractional shares of Exchange Common Stock shall be  issued  upon  any  exchange  of  Series A  Preferred  Stock.  Any resulting fractional shares shall be rounded up to the next whole share.

     9. Transfer of Shares.  Shares of the Series A Preferred  Stock may only be transferred  by presentment of a bona fide offer to purchase the shares and upon the approval of two-thirds of the  directors  serving on the Company's  Board of
Directors.

     10. Action by Consent.  Any action required or permitted to be taken at any meeting of the holders of the Series A Preferred Stock may be taken without such a meeting if a consent or  consents  in  writing,  setting  forth the actions so taken,  are signed by the  holders of the  requisite  number of the  outstanding shares of Series A Preferred Stock."

IN WITNESS  WHEREOF,  the Company has caused this  Statement to be signed by its duly authorized officer as of the 21st day of April, 2004.

                                           GULFWEST OIL & GAS COMPANY

                                           By:  /s/ Thomas R. Kaetzer
                                              -------------------------------
                                              Name:  Thomas R. Kaetzer
                                              Title:  President